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                                                                     EXHIBIT 5.1

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 June 14, 2001


Rainmaker Systems, Inc.
1800 Greenhills Road
Scotts Valley, California 95066

        Re: Rainmaker Systems, Inc. - Registration Statement for Offering of an Aggregate of 1,961,044 Shares of Common Stock
             ---------------------------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Rainmaker Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,961,044 shares of the Company's common stock (the "Shares") for issuance in the aggregate under the Company's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to
(a) the provisions of the stock option agreements or direct stock issuances duly authorized under the 1999 Stock Incentive Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the 1999 Stock Incentive Plan and in accordance with the Registration Statement, or (c) duly authorized stock purchase rights issued in accordance with the 1999 Employee Stock Purchase Plan such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP